Exhibit 99.1

NEWS RELEASE

IMMEDIATE RELEASE

DATE: March 23, 2016

MEDIA CONTACT: Dan Lombardo, InvenTrust Properties Corp.

630-570-0605 or dan.lombardo@InvenTrustProperties.com

INVENTRUST PROPERTIES CORP. APPOINTS JULIAN E. WHITEHURST

TO ITS BOARD OF DIRECTORS

Oak Brook, Ill. – InvenTrust Properties Corp. (“InvenTrust” or “the Company”) today announced that Julian E. (“Jay”) Whitehurst, President and Chief Operating Officer of National Retail Properties, Inc. (NYSE: NNN) has been appointed to the InvenTrust Board of Directors, effective immediately. With this addition, the InvenTrust Board now consists of six directors.

“Jay brings to the InvenTrust Board more than 30 years of experience in the commercial real estate industry, with significant expertise in real estate transactions and operations,” said Thomas P. McGuinness, President and Chief Executive Officer of InvenTrust. “We believe that Jay’s experience as an executive at a successful retail-focused REIT will play a vital role on our Board as we move forward in executing on our pure-play retail platform strategy.”

“We are pleased to add a proven industry leader of Jay’s caliber and background to our Board of Directors,” said J. Michael Borden, Chairman of InvenTrust Properties. “We welcome Jay to the Board and look forward to benefiting from his contributions and insights.”

“This is an exciting time to join the InvenTrust Board following the significant progress the Company has made executing on its strategy in recent months,” said Mr. Whitehurst. “I look forward to leveraging my experience to help achieve the Company’s goals and objectives alongside the other members of the Board.”

About Julian E. Whitehurst

Mr. Whitehurst has served as President of National Retail Properties, a publicly-traded single-tenant retail property REIT, since 2006, and as Chief Operating Officer since 2004. In these roles, he is responsible for all aspects of operations for the REIT, including acquisitions, dispositions, development, asset management, underwriting, human resources and legal. Mr. Whitehurst also served as Executive Vice President, General Counsel and Secretary of National Retail Properties from 2003 to 2006.

Prior to joining National Retail Properties , Mr. Whitehurst was a shareholder at the law firm of Lowndes, Drosdick, Doster, Kantor & Reed, P.A., where he practiced business and real estate law for over 20 years. He specialized in the representation of institutional investors in general business and real estate acquisition, disposition, finance and development.

ABOUT INVENTRUST PROPERTIES CORP.

InvenTrust became a self-managed REIT in 2014 and as of December 31, 2015, it owned 97 multi-tenant retail properties. The Company also maintains a 55% ownership stake in a joint venture with PGGM containing 15 open-air centers. InvenTrust’s total retail portfolio comprises of 18.5 million square feet of retail space in 24 states. As of December 31, 2015, the Company also owned 11,039 student housing beds and 5.7 million square feet of non-core space.

Forward-Looking Statements Disclaimer

Forward-looking statements in this press release, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, representation, plans or predictions of the future and are typically identified by words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, among others, our ability to execute on our strategy and our ability to build our core multi-tenant retail and position our Company for growth. For further discussion of factors that could materially affect the outcome of our forward-looking statements and our future results and financial condition, see the Risk Factors included in our most recent Annual Report on Form 10-K, as updated by any subsequent Quarterly Report on Form 10-Q, in each case as filed with the Securities and Exchange Commission. We intend that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, except as may be required by applicable law. We caution you not to place undue reliance on any forward-looking statements, which are made as of the date of this release. We undertake no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.